                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                      SHARED TECHNOLOGIES FAIRCHILD INC.

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing the common stock, par value $.004 (the "Shares"), of Shared Technologies Fairchild Inc., a Delaware corporation, are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Continental Stock Transfer & Trust Company (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:
                  CONTINENTAL STOCK TRANSFER & TRUST COMPANY

        By Mail:                 By Facsimile           By Hand or Overnight
                                 Transmission                 Delivery:


       2 Broadway                (For Eligible
   New York, NY 10004         Institutions Only):            2 Broadway

                                                         New York, NY 10004
                                                        Attn: Reorganization
  Attn: Reorganization          (212) 509-5150                  Dept.
          Dept.

                              Confirm Receipt of
                        Notice of Guaranteed Delivery:

                            (212) 509-4000 ext. 535

                               ----------------

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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LADIES AND GENTLEMEN:

  The undersigned hereby tenders to Moonlight Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Intermedia Communications Inc., upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 26, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with any supplements or amendments thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.



 Number of Shares: ___________________    Name(s) of Record Holder(s): _______


 Certificate No (if available): ______    ------------------------------------

                                                 (PLEASE TYPE OR PRINT)

 -------------------------------------
                                          Address(es): _______________________


 Check box if Shares will be tendered
 by book-entry transfer:                  ------------------------------------
                                                   (INCLUDE ZIP CODE)


  [_] The Depositary Trust Company
                                          Area Code and Tel. No.: ____________


 Account Number: _____________________
                                          Signature: _________________________


 Dated: ______________________________
                                          Dated: _____________________________



                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

  The undersigned, an Eligible Institution (as such term is defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal, all within three trading days (as defined in Section 3 of the Offer to Purchase) after the date hereof.

Name of Firm: _______________________     -------------------------------------
                                                 (AUTHORIZED SIGNATURE)


Address: ____________________________
                                          Name: _______________________________

-------------------------------------            (PLEASE TYPE OR PRINT)

         (INCLUDE ZIP CODE)
                                          Title: ______________________________


Area Code and Tel. No.: _____________

                                          Dated: ______________________________
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
       DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH OUR LETTER OF TRANSMITTAL.

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